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                                                                     EXHIBIT 5.1

                                  May 10, 2002

United Auto Group, Inc.
13400 Outer Drive West, Suite B-36
Detroit, Michigan  48239

Ladies and Gentlemen:

         I have represented United Auto Group, Inc., a Delaware corporation ("the Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 3,429,148 shares of the Company's Voting Common Stock, par value $.0001 per share (the "Common Stock").

         For purposes of this opinion, I have examined and relied upon such documents, records, certificates and other instruments as I have deemed necessary. I have assumed the genuineness and authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies.

         I express no opinion as to the applicability of, compliance with or effect of federal law or the law of any other jurisdiction other than the Delaware General Corporation Law.

         Based upon and subject to the foregoing, I am of the opinion that, assuming the conversion of shares of Series B Preferred Stock, par value $.0001 per share, if applicable, the shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consents, I do not admit hereby that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission under the Securities Act.

                        Very truly yours,

                        /s/ Robert H. Kurnick, Jr.

                        Robert H. Kurnick, Jr., Esq.
                        Executive Vice President, General Counsel and Secretary